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                                                                  Exhibit 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 2002, except as to Note 8 which is as of April 26, 2002, relating to the consolidated financial statements of United States Steel Corporation, which appears in the Current Report on Form 8-K of United States Steel Corporation dated June 4, 2002. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 2002 relating to the financial statement schedule of United States Steel Corporation, which appears in United States Steel Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 7, 2002 relating to the financial statements, which appears in the Annual Report of the United States Steel Corporation Savings Fund Plan for Salaried Employees on Form 11-K for the year ended December 31, 2001.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Pittsburgh, PA  15219-2974
September 6, 2002